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                                                                    EXHIBIT 23-A


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Lockheed Martin Corporation's Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan of: (a) our report dated January 20, 1995, with respect to the consolidated financial statements of Martin Marietta Corporation and subsidiaries for the year ended December 31, 1994, included in its Current Report (Form 8-K), dated February 17, 1995, (b) our report dated January 31, 1995, with respect to the consolidated financial statements of Lockheed Corporation for the year ended December 25, 1994, included in its Current Report (Form 8-K), dated February 21, 1995, and
(c) our report dated May 5, 1995, with respect to the consolidated financial statements of Lockheed Martin Corporation for the year ended December 31, 1994, included in its Annual Report (Form 10-K), dated May 10, 1995; all filed with the Securities and Exchange Commission.


                                               ERNST & YOUNG LLP

Washington, D.C.
October 2, 1995